Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-184008) and Form S-1 (No. 333-184714) of Capital Bank Financial Corp. of our report dated March 25, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

March 25, 2013